NEWS RELEASE

IFF Announces Sale of Fruit Preparations Businesses
to Frutarom Industries Ltd.

New York, N.Y. August 17, 2004… International Flavors & Fragrances Inc. (NYSE: IFF) announced today that it had completed the sale of its fruit preparations businesses in Switzerland and Germany to Frutarom Industries Ltd. (“Frutarom”); Frutarom’s stock is traded on the Tel Aviv Stock Exchange (TLV: FRUT).

The Swiss and German businesses manufacture processed fruit and other natural product preparations used in a wide variety of food products, including baked goods and dairy products, with annual sales approximating $63 million and appoximately 190 employees. Proceeds from the transaction totaled Euro 30 million (approximately USD $36.5 million), including the assumption of certain liabilities of the German and Swiss operations. The purchase agreement also provides an earn-out mechanism based on the results of the acquired business in 2005 and 2006, which allows for a maximum adjustment of Euro 3.5 million to the above purchase price.

IFF also has fruit preparations operations in France. As previously announced, IFF is in consultation with its French employee works council regarding the potential sale of the French fruit preparations business to Frutarom as well as the potential closure of its manufacturing facilities in Dijon.

The proposed closure of the Dijon facility is the result of IFF’s ongoing review of its organization and processes for ways to optimize production in order to safeguard its competitive position in the market. By consolidating its flavor and fragrance operations into its larger, more specialized sites, IFF can increase capacity utilization and further improve both production and customer service.

Richard A. Goldstein, IFF’s Chairman and Chief Executive Officer stated that, “The disposition of the fruit preparations businesses is consistent with our long-term strategy to focus on our core flavor and fragrance businesses so we can continue to respond to our customers’ needs in a very competitive marketplace. We are working closely with Frutarom to ensure a smooth transition for our fruit preparations customers and we are confident that they will be pleased with the service and products they will receive from Frutarom.”

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About IFF
IFF is the world’s leading creator and manufacturer of flavors and fragrances used in a wide variety of consumer products—from fine fragrances and toiletries, to soaps, detergents and other household products, to beverages and food products. IFF is dedicated to The Pursuit of Excellence in every area of its business, using knowledge, creativity, innovation and technology to continually provide customers with the highest quality products and service and superior consumer understanding.

IFF has sales, manufacturing and creative facilities in 34 countries worldwide and annual sales exceeding $1.9 billion. For more information, please visit our Web site at www.iff.com.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements, which may be identified by such words as “expect”, “anticipate”, “outlook”, “guidance”, “may” and similar forward-looking terminology, involve significant risks, uncertainties and other factors, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following: general economic and business conditions in the Company’s markets, including economic, population health and political uncertainties; interest rates; the price and availability of raw materials; the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability and growth targets; the impact of currency fluctuation or devaluation in the Company’s principal foreign markets and the success of the Company’s hedging and risk management strategies; the impact of possible pension funding obligations and increased pension expense on the Company’s cash flow and results of operations; the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by foreign governments; and the fact that the outcome of litigation is highly uncertain and unpredictable and there can be no assurance that the triers of fact or law, at either the trial level or at any appellate level, will accept the factual assertions, factual defenses or legal positions of the Company or its factual or expert witnesses in any such litigation. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.

Contact
Douglas J. Wetmore
Senior Vice President and Chief Financial Officer
Phone: 212-708-7145
Doug.Wetmore@IFF.com